                                                            (PULITZER INC. LOGO)

For Immediate Release

                                                      900 North Tucker Boulevard

                                                       St. Louis, Missouri 63101

                                                                Tel 314/340-8402

                                                                Fax 314/340-3125

                              PULITZER INC. REPORTS
                           2003 FIRST-QUARTER EARNINGS


         ST. LOUIS, April 22, 2003 - Pulitzer Inc. (NYSE:PTZ) today announced that first-quarter 2003 net income from continuing operations was $7.1 million, or $0.33 per diluted share, compared with $6.8 million, or $0.32 per diluted share, in the prior year.

         First-quarter operating revenue from continuing operations decreased
1.8 percent to $98.2 million, from $100.0 million in the prior year. Operating income from continuing operations decreased to $16.9 million from $17.1 million in 2002.

         Results for 2003 and 2002 included investment losses related to non-operating assets, as detailed in the "Reconciliation of Base Earnings" table presented later in this release. Excluding these items from both the 2003 and 2002 first-quarter periods, first-quarter 2003 base earnings per diluted share were $0.35, compared with a similarly determined $0.34 per diluted share for the first quarter of 2002.

         Commenting on the results, Robert C. Woodworth, president and chief executive officer, said, "Our first-quarter results were affected by the soft economic environment, most obviously the advertiser caution stimulated by the war in Iraq. But we also faced difficult year-over-year revenue comparisons from not only the March-to-April Easter shift but also the early 2002 advertising spending related to the St. Louis Rams appearance in the Super Bowl and the Winter Olympics in Provo. Despite the revenue softness, Pulitzer achieved an increase in base earnings per fully diluted share of nearly 3 percent, as tight expense controls partially mitigated the impact of a volatile and uncertain economy."

                                     -more-

Page Two
Pulitzer First-Quarter Earnings

         "During the quarter, we continued our strategic focus on market share growth. At the St. Louis Post-Dispatch, we debuted a new weekly Health and Fitness section and a significantly expanded Friday business section. Both have received positive initial reader and advertiser response. At Pulitzer Newspapers, Inc. ("PNI"), we now cross-sell classified and retail advertising in eight of our 12 markets. We continue to see success where we have brought sales pressure to bear, with local territory revenues in St. Louis and Tucson up 9.6 percent and 13.5 percent, respectively, for the quarter. In Tucson, continued enhancement of our editorial product helped us achieve record circulation growth for the Arizona Daily Star," Woodworth said.

FORECAST FOR 2003 (SEE NOTES)

         "As we indicated earlier this month, we continue to expect that our focus on tight cost control will enable us to meet our earlier guidance for full-year 2003 base earnings per fully diluted share of at least $1.95," Woodworth said. "But we face a great deal of uncertainty related to the economic environment."

RECONCILIATION OF BASE EARNINGS

                                                      First Quarter Ended
                                                     ---------------------
                                                     Mar. 30,     Mar. 31,
                                                       2003         2002
                                                     --------     --------
DILUTED EARNINGS PER SHARE OF STOCK:
  Reported income from continuing operations         $   0.33     $   0.32
  Non-operating investment charges                       0.02         0.02
                                                     --------     --------

  Base earnings from continuing operations           $   0.35     $   0.34
                                                     ========     ========

o 2003 and 2002 first-quarter results included net pretax charges of $0.8 million to adjust the carrying value of certain non-operating investments.

                                     -more-

Page Three
Pulitzer First-Quarter Earnings

GAAP-BASIS RESULTS

FIRST QUARTER

         Operating income from continuing operations was $16.9 million, compared with $17.1 million in the prior year. Revenue from continuing operations decreased 1.8 percent to $98.2 million, from $100.0 million a year ago.

         Operating expenses for the first quarter of 2003 decreased 2.0 percent to $85.4 million, principally due to lower distribution costs, reduced bad debt expense and newsprint price savings.

         Total interest expense for the first quarter of 2003 decreased to $5.5 million from $5.7 million in 2002. The decrease relates principally to interest rate swap contracts entered into in 2001 and 2002. The effective tax rate for the quarter declined to 37.0 percent from 38.5 percent for the first quarter last year. The Company expects its effective tax rate for 2003 will remain in the 37 percent range.

COMPARABLE-BASIS RESULTS

DEFINITION OF COMPARABILITY

         The discussion that follows focuses on "comparable" results in order to illustrate the effects of year-to-year fluctuations for the full scope of our operations. Comparable revenue and expense from continuing operations are defined as reported revenue and operating expense inclusive of Pulitzer's 50 percent share of the Tucson Newspaper Agency ("TNI") operations. The following table summarizes the effect of adding Pulitzer's 50 percent share of TNI operations to reported revenues and operating expenses:

                                      REVENUE                     EXPENSE
                               --------------------        ----------------------
                                              First-Quarter Ended
                               --------------------------------------------------
                               Mar. 30,      Mar. 31,      Mar. 30,      Mar. 31,
                                 2003          2002          2003          2002
                               --------      --------      --------      --------
                                                   (in millions)
Pulitzer Inc. GAAP             $   98.2      $  100.0      $   85.4      $   87.2
Pulitzer 50% Share
of Tucson Newspaper
Agency                             13.7          13.1           9.6           8.9
                               --------      --------      --------      --------
Comparable Results             $  111.9      $  113.1      $   95.0      $   96.1
                               ========      ========      ========      ========

                                     -more-

Page Four
Pulitzer First-Quarter Earnings

FIRST QUARTER

         Operating income decreased 0.5 percent and total operating revenue was down 1.0 percent. Advertising revenue decreased 1.0 percent, with retail revenue, including preprints, up 0.5 percent and national revenue, including national preprints, up 9.1 percent. First-quarter classified advertising revenue decreased 5.3 percent from the comparable period in 2002, principally reflecting weak automotive and help wanted advertising revenue. Automotive revenue decreased 7.8 percent for the first quarter, while help wanted advertising revenue decreased 10.7 percent for the quarter, compared with a decrease of 10.1 percent in the fourth quarter of 2002.

         The following table provides detail for comparable advertising revenue trends by operating group for comparable periods in the prior year:

                                     1ST                          4th    3rd    2nd    1st     4th     3rd    2nd    1st
                                     QTR.   Mar.   Feb.   Jan.    Qtr.   Qtr.   Qtr.   Qtr.    Qtr.    Qtr.   Qtr.   Qtr.
                                     ----   ----   ----   ----    ----   ----   ----   ----   -----   -----   ----   ----
                                     2003   2003   2003   2003    2002   2002   2002   2002    2001    2001   2001   2001
                                     ----   ----   ----   ----    ----   ----   ----   ----   -----   -----   ----   ----
COMPARABLE ADVERTISING
Combined St. Louis Operations        -1.9%  -2.8%  -0.1%  -2.2%   +4.3%  +4.6%  -5.9%  -3.5%   -7.1%   -9.7%  -2.8%  -1.8%
Pulitzer Newspapers, Inc.            -1.6%  -5.4%  -1.1%  +1.5%   +6.2%  +4.6%  +1.3%  +1.4%   -5.6%   -4.2%  -1.5%  +0.7%
 Pulitzer Inc.                       -1.8%  -3.5%  -0.4%  -1.2%   +4.8%  +4.6%  -4.0%  -2.2%   -6.7%   -8.2%  -2.4%  -1.1%
Tucson Newspaper Agency (TNI)        +4.8%  +3.0%  +4.9%  +4.8%   +3.1%  +1.1%  -5.6%  -9.0%  -13.7%  -14.4%  -9.2%  -3.3%
 Pulitzer Inc. (combined with        -1.0%  -2.8%  +0.2%  -0.5%   +4.6%  +4.2%  -4.2%  -3.1%   -7.6%   -9.0%  -3.4%  -1.4%
 50% of TNI)


         First-quarter 2003 operating expense decreased 1.1 percent, primarily reflecting lower distribution costs, decreased bad debt expense, and a 5.6 percent decline in newsprint costs, reflecting a similar decrease in newsprint price. Excluding the impact of less expensive newsprint, operating expense for the first quarter decreased 0.4 percent from 2002.

BALANCE SHEET & CASH FLOW STATEMENT HIGHLIGHTS

         Pulitzer ended the quarter in a strong financial position, with cash and marketable securities of approximately $187.7 million, compared to $194.4 million at December 29, 2002.

                                      # # #

                                     -more-

Page Five
Pulitzer First-Quarter Earnings

         Pulitzer Inc., through various subsidiaries and affiliated entities, is engaged in newspaper publishing and related new media activities. The Company's newspaper operations include two major metropolitan dailies, the St. Louis Post-Dispatch and the Arizona Daily Star in Tucson, Arizona, and 12 other dailies: The Pantagraph, Bloomington, Ill.; The Daily Herald, Provo, Utah; the Santa Maria Times, Santa Maria, Calif.; The Napa Valley Register, Napa, Calif.; The World, Coos Bay, Ore.; The Sentinel, Hanford, Calif.; the Arizona Daily Sun, Flagstaff, Ariz.; The Daily Chronicle, DeKalb, Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal, Park Hills, Mo.; The Lompoc Record, Lompoc, Calif.; and The Daily News, Rhinelander, Wisc. The Company also owns the Suburban Journals of Greater St. Louis, a group of 37 weekly papers and various niche publications.

         The Company's new media and interactive initiatives include STLtoday.com in St. Louis, azstarnet.com in Tucson, and Web sites for all of its other dailies. Pulitzer Inc. is the successor to the company originally founded by Joseph Pulitzer in St. Louis in 1878. For more information, visit our Web site at www.pulitzerinc.com.


                                     -more-

Page Six
Pulitzer First-Quarter Earnings

NOTES:

Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, but are not limited to, industry cyclicality, the seasonal nature of the business, changes in pricing or other actions by competitors or suppliers (including newsprint), outcome of labor negotiations, capital or similar requirements, and general economic conditions, any of which may impact advertising and circulation revenues and various types of expenses, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in "forward-looking statements" are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such "forward-looking statements," and the Company disclaims any obligation to update the information contained herein or to publicly announce the result of any revisions to such "forward-looking statements" to reflect future events or developments.

The Company's calculation of "Base Earnings" and "Base Earnings per Share," including guidance contained herein for full-year 2003 base earnings per fully diluted share, exclude investment gains and losses related to non-operating assets. The Company can not currently determine full-year 2003 investment gains and losses, if any, related to non-operating assets. The Company's calculation of "Base Earnings" and "Base Earnings per Share," including guidance contained herein for full-year 2003 base earnings per fully diluted share, may not be comparable to similarly titled measures reported by other companies. "Base Earnings" and "Base Earnings per Share," which exclude investment gains and losses related to non-operating assets, are not measures of performance under generally accepted accounting principles ("GAAP") and should not be construed as substitutes for consolidated net income and earnings per share as a measure of performance. However, management uses "Base Earnings" and "Base Earnings per Share" for comparing the Company's past, current and future performance and believes that they provide meaningful and comparable information to investors to aid in their analysis of the Company's performance relative to other periods and to its peers.

SPECIAL NOTICE:

    Pulitzer Inc. will conduct a conference call for investors beginning at 10 a.m. EDT today. The Web cast of the call can be accessed at www.pulitzerinc.com. Replays of the call will also be available at the same site. For more information, please contact James V. Maloney, Director of Shareholder Relations at Pulitzer Inc., at (314) 340-8402.

                                -tables attached-

Page Seven
Pulitzer First-Quarter Earnings

PULITZER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share)
(Unaudited)

                                                        First Quarter Ended
                                                     -------------------------
                                                      Mar. 30,        Mar. 31,
                                                        2003            2002
                                                     ---------       ---------
OPERATING REVENUES:
 Advertising
   Retail                                            $  27,208       $  28,751
   National                                              6,821           6,377
   Classified                                           28,438          30,493
                                                     ---------       ---------
     Total                                              62,467          65,621
   Preprints                                            13,732          11,956
                                                     ---------       ---------
     Total advertising                                  76,199          77,577
 Circulation                                            20,196          20,462
 Other                                                   1,837           2,004
                                                     ---------       ---------
       Total operating revenues                         98,232         100,043
                                                     ---------       ---------
OPERATING EXPENSES:
  Payroll and other personnel expenses                  45,355          44,673
  Newsprint expense                                     10,205          10,810
  Depreciation                                           3,682           3,733
  Amortization                                           1,105           1,110
  Other expenses                                        25,092          26,886
                                                     ---------       ---------
       Total operating expenses                         85,439          87,212
                                                     ---------       ---------
  Equity in earnings of Tucson newspaper                 4,146           4,249
   partnership                                       ---------       ---------
  Operating income                                      16,939          17,080
  Interest income                                          935           1,001
  Interest expense                                      (5,458)         (5,717)
  Net loss on marketable securities and                   (750)           (750)
   investments
  Other income (expense)                                    12             (59)
                                                     ---------       ---------
INCOME BEFORE PROVISION FOR INCOME TAXES                11,678          11,555
PROVISION FOR INCOME TAXES                               4,325           4,454
MINORITY INTEREST IN NET EARNINGS OF
 SUBSIDIARY                                                297             278
                                                     ---------       ---------
NET INCOME                                           $   7,056       $   6,823
                                                     =========       =========

Page Eight
Pulitzer First-Quarter Earnings

PULITZER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Continued)
(In thousands, except earnings per share)
(Unaudited)

                                                   First Quarter Ended
                                                ------------------------
                                                Mar. 30,        Mar. 31,
                                                  2003            2002
                                                --------        --------
BASIC EARNINGS PER SHARE OF STOCK:
 Continuing operations                          $   0.33        $   0.32
 Discontinued operations                            0.00            0.00
                                                --------        --------
 Earnings per share                             $   0.33        $   0.32
                                                ========        ========
 Weighted average number of shares                21,346          21,234
   outstanding                                  ========        ========
DILUTED EARNINGS PER SHARE OF STOCK:
 Continuing operations                          $   0.33        $   0.32
 Discontinued operations                            0.00            0.00
                                                --------        --------
 Earnings per share                             $   0.33        $   0.32
                                                ========        ========
 Weighted average number of shares                21,462          21,458
   outstanding                                  ========        ========

Page Nine
Pulitzer First-Quarter Earnings

PULITZER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Continued)
(Unaudited)

FOOTNOTES

Goodwill and Other Intangible Assets: The Company adopted Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), Goodwill and Other Intangible Assets, effective with the start of its 2002 fiscal year on December 31, 2001.

Financing Arrangements: In 2002, the Company executed interest rate swap contracts that have the effect of converting the interest cost for $75.0 million of the Company's debt from fixed rate to variable rate. The swap contracts mature with the Company's debt on April 28, 2009. The Company accounts for the swap contracts as fair value hedges. In addition, in October 2002, the Company terminated previously executed swap contracts totaling $75.0 million resulting in a gain of $5.0 million. The $5.0 million net gain is being amortized ratably over the remaining term of the original swap contract which expires in April 2009.

Earnings Per Share: Basic earnings per share of stock is computed using the weighted average number of Common and Class B Common shares outstanding during the applicable period. Diluted earnings per share of stock is computed using the weighted average number of Common and Class B Common shares outstanding and common stock equivalents.

Fiscal Year End: The Company's fiscal year ends on the last Sunday of the calendar year. In 2002, the Company's fiscal year began on December 31, 2001 and ended on December 29, 2002. In 2003, the Company's fiscal year began on December 30, 2002 and will end on December 28, 2003.

Reclassifications: Certain reclassifications have been made to the 2002 consolidated financial statements to conform to the 2003 presentation.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.